Exhibit 4.1

EXECUTION COPY

THIS SECOND SUPPLEMENTAL INDENTURE is dated as of June 30, 2014 among SIGNET UK FINANCE PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), each of the entities identified as an “Existing Guarantor” on the signature pages hereto (individually, an “Existing Guarantor” and, collectively, the “Existing Guarantors”), each of the entities identified as a “New Guarantor” on the signature pages hereto (individually, a “New Guarantor” and, collectively, the “New Guarantors” and, together with the Existing Guarantors, the “Guarantors”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (the “Trustee”).

RECITALS

A. The Company, the Existing Guarantors and the Trustee executed and delivered (i) an Indenture, dated as of May 19, 2014 (the “Base Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities (the “Securities”) and for the issuance of guarantees of the Securities and (ii) the First Supplemental Indenture, dated as of May 19, 2014 (the “First Supplemental Indenture” and, together with the Base Indenture and this Second Supplemental Indenture, the “Indenture”), relating to the Company’s $400,000,000 aggregate principal amount of 4.700% Senior Notes due 2024 (the “Offered Securities”) .

B. Pursuant to Section 1.3 of the First Supplemental Indenture, the Company agreed to cause the New Guarantors to provide guarantees of the Offered Securities.

C. The entry into of this Second Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

D. The Company and the Guarantors desire to enter into this Second Supplemental Indenture pursuant to Section 9.01 of the Base Indenture to add the New Guarantors as Guarantors with respect to the Offered Securities.

E. All things necessary to make this Second Supplemental Indenture a valid indenture have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Offered Securities as follows:

Section 1.1 Definitions.

Capitalized terms used but not defined in this Second Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture or the First Supplemental Indenture, as applicable.

Section 1.2 Guarantees. Each New Guarantor hereby unconditionally guarantees the Company’s obligations for the due and punctual payment of the principal of, premium, if any, and interest on each Security that is authenticated and delivered by the Trustee under the Indenture, including the Offered Securities, and the performance and observance of each other obligation and covenant set forth in the Indenture to be performed or observed on the part of the Company, on the terms and subject to the conditions set forth in Article XV of the Base Indenture and Section 1.3 of the First Supplemental Indenture and agrees to be bound by all other provisions of the Indenture and any Security that is authenticated and delivered by the Trustee under the Indenture applicable to a Guarantor therein. Each New Guarantor agrees that its Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on any such Security, including the Offered Securities. Notwithstanding the foregoing, and anything to the contrary contained in Article XV of the Base Indenture or Section 1.3 of the First Supplemental Indenture, ZCSC, LLC, a Delaware limited liability company and a New Guarantor, shall be a Guarantor and be bound by the applicable provisions of the Indenture only to the extent permitted by applicable law.

Section 1.3 No Recourse Against Others.

No director, officer, manager, employee, incorporator or holder of any equity interest of any New Guarantor shall have any liability for any obligations of the Company or the Guarantors (including the New Guarantors) under the Offered Securities, any Guarantees, the Indenture (include this Second Supplemental Indenture and any other supplemental indentures) or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Offered Securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Offered Securities.

Section 1.4 Confirmation of Indenture.

The Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, the First Supplemental Indenture, this Second Supplemental Indenture and all indentures supplemental thereto with respect to the Offered Securities shall be read, taken and construed as one and the same instrument.

Section 1.5 Concerning the Trustee.

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

Section 1.6 Governing Law.

This Second Supplemental Indenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

Section 1.7 Separability.

In case any provision in this Second Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.8 Counterparts.

This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 1.9 No Benefit.

Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the Holders of the Offered Securities, any benefit or legal or equitable rights, remedy or claim under the Indenture.

Section 1.10 Judgment Currency.

The Company and the Guarantors, jointly and severally, agree to indemnify each Holder against any loss incurred by such Holder as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed all as of the day and year first above written.

SIGNET UK FINANCE PLC, as Issuer

By:	/s/ Ronald Ristau
Name:	Ronald Ristau
Title:	Director

SIGNET JEWELERS LIMITED, as an Existing Guarantor

By:	/s/ Ronald Ristau
Name:	Ronald Ristau
Title:	Chief Financial Officer

SIGNET US FINANCE LIMITED, as an Existing Guarantor

By:	/s/ Mark Jenkins
Name:	Mark Jenkins
Title:	Director

SIGNET GROUP LIMITED, as an Existing Guarantor

By:	/s/ Ronald Ristau
Name:	Ronald Ristau
Title:	Director

SIGNET TRADING LIMITED, as an Existing Guarantor

By:	/s/ Mark Jenkins
Name:	Mark Jenkins
Title:	Director

[Signature Page to Second Supplemental Indenture]

H. SAMUEL LIMITED, as an Existing Guarantor

By:	/s/ Mark Jenkins
Name:	Mark Jenkins
Title:	Director

ERNEST JONES LIMITED, as an Existing Guarantor

By:	/s/ Mark Jenkins
Name:	Mark Jenkins
Title:	Director

LESLIE DAVIS LIMITED, as an Existing Guarantor

By:	/s/ Mark Jenkins
Name:	Mark Jenkins
Title:	Director

CHECKBURY LIMITED, as an Existing Guarantor

By:	/s/ Mark Jenkins
Name:	Mark Jenkins
Title:	Director

SIGNET US HOLDINGS, INC., as an Existing Guarantor

By:	/s/ Mark S. Light
Name:	Mark S. Light
Title:	Chief Executive Officer and President

SIGNET U.S. SERVICES INC., as an Existing Guarantor

By:	/s/ George S. Frankovich
Name:	George S. Frankovich
Title:	Vice President and Secretary

[Signature Page to Second Supplemental Indenture]

SIGNET GROUP TREASURY SERVICES INC., as an Existing Guarantor

By:	/s/ Ronald Ristau
Name:	Ronald Ristau
Title:	Vice President

STERLING JEWELERS INC., as an Existing Guarantor

By:	/s/ George S. Frankovich
Name:	George S. Frankovich
Title:	Vice President and Secretary

ULTRA STORES, INC., as an Existing Guarantor

By:	/s/ George S. Frankovich
Name:	George S. Frankovich
Title:	Vice President and Secretary

STERLING ECOMM LLC, as an Existing Guarantor

By:	/s/ George S. Frankovich
Name:	George S. Frankovich
Title:	Vice President and Secretary

STERLING JEWELERS LLC, as an Existing Guarantor

By:	/s/ George S. Frankovich
Name:	George S. Frankovich
Title:	Vice President and Secretary

[Signature Page to Second Supplemental Indenture]

SCAMP & SCOUNDREL LLC, as an Existing Guarantor

By:	/s/ George S. Frankovich
Name:	George S. Frankovich
Title:	Vice President and Secretary

SIGNET GROUP SERVICES US INC., as an Existing Guarantor

By:	/s/ Ronald Ristau
Name:	Ronald Ristau
Title:	President

STERLING INC., as an Existing Guarantor

By:	/s/ George S. Frankovich
Name:	George S. Frankovich
Title:	Vice President and Secretary

ZALE CORPORATION, as a New Guarantor

By:	/s/ Ronald Ristau
Name:	Ronald Ristau
Title:	Chief Financial Officer

ZALE DELAWARE, INC., as a New Guarantor

By:	/s/ Theo Killion
Name:	Theo Killion
Title:	Chief Executive Officer

[Signature Page to Second Supplemental Indenture]

ZALE INTERNATIONAL, INC., as a New Guarantor

By:	/s/ Theo Killion
Name:	Theo Killion
Title:	Chief Executive Officer

ZAP, INC., as a New Guarantor

By:	/s/ Theo Killion
Name:	Theo Killion
Title:	Chief Executive Officer

ZGCO, LLC, as a New Guarantor

By:	/s/ Theo Killion
Name:	Theo Killion
Title:	Chief Executive Officer

TXDC, L.P., as a New Guarantor

By ZALE DELAWARE, INC., its General Partner

By:	/s/ Theo Killion
Name:	Theo Killion
Title:	Chief Executive Officer

[Signature Page to Second Supplemental Indenture]

ZALE CANADA CO., as a New Guarantor

By:	/s/ Theo Killion
Name:	Theo Killion
Title:	Chief Executive Officer

ZCSC, LLC, as a New Guarantor

By:	/s/ Ken Brumfield
Name:	Ken Brumfield
Title:	President and Chief Executive Officer

ZALE PUERTO RICO, INC., as a New Guarantor

By:	/s/ Theo Killion
Name:	Theo Killion
Title:	Chief Executive Officer

[Signature Page to Second Supplemental Indenture]

ZALE CANADA HOLDING LP, as a New Guarantor

By ZALE INTERNATIONAL, INC., its General Partner

By:	/s/ Theo Killion
Name:	Theo Killion
Title:	Chief Executive Officer

[Signature Page to Second Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Rosemary Cabrera
Name:	Rosemary Cabrera
Title:	Associate

By:	/s/ Mark Esposito
Name:	Mark Esposito
Title:	Assistant Vice President

[Signature Page to Second Supplemental Indenture]